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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Metro-Goldwyn-Mayer Inc.:

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report for Metro-Goldwyn-Mayer Inc. dated February 23, 1999 (except with respect to the matter discussed in Note 15, as to which the date is March 12, 1999) and of our report for Metro-Goldwyn-Mayer Studios Inc. (Predecessor) included in Metro-Goldwyn-Mayer Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

                                          Arthur Andersen LLP
Los Angeles, California

September 8, 1999